EXHIBIT 1(g)

                      SCUDDER VARIABLE LIFE INVESTMENT FUND

                             Redesignation of Series

      The Undersigned, being a majority of the duly elected and qualified Trustees of Scudder Variable Life Investment Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust dated March 15, 1985, as amended, do hereby amend the Establishment and Designation of Series of Beneficial Interest, without Par Value, previously filed with the Secretary of The Commonwealth of Massachusetts for the sole purpose of changing the names of the Trust's portfolios as follows:

            The series presently designated as the "Managed Diversified Portfolio" is hereby redesignated as the "Balanced Portfolio"; the series presently designated as the "Managed Bond Portfolio" is hereby redesignated as the "Bond Portfolio"; the series presently designated as the "Managed Capital Growth Portfolio" is hereby redesignated "Capital Growth Portfolio"; and the series presently designated "Managed International Portfolio" is hereby redesignated "International Portfolio."

      The foregoing redesignation of series shall be effective upon appropriate disclosure in the Trust's Registration Statement under the Securities Act of 1933, or supplement thereto.


/s/ Kenneth Black, Jr.
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Kenneth Black, Jr., as Trustee


/s/ Peter Freeman
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Peter Freeman, as Trustee


/s/ J. D. Hammond
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J. D. Hammond, as Trustee


/s/ Daniel Pierce
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Daniel Pierce, as Trustee


/s/ David B. Watts
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David B. Watts, as Trustee